Exhibit 99.1

2010 Analyst & Investor Conference ARRIS HeadquartersSuwanee, GAMarch 17-18, 2010

Safe Harbor This presentation contains forward-looking statements concerning prospects and trends for the cable industry, demand for the products produced by ARRIS and general prospects for ARRIS in 2010 and beyond. The statements in this presentation that use such words as "believe," "expect," "intend," "anticipate," "contemplate," "estimate," or "plan," or similar expressions also are forward- looking statements. Actual results may differ materially from those contained in, or suggested by, any forward-looking statement. Specific factors that could cause such material differences include: the effectiveness and timing of the integration of the operations of ARRIS and recent acquisitions and capital spending levels by our customers based in part on demand for broadband services. Other factors include the strength of the capital markets and the general economy, customer adoption of our technologies, development and marketing of technology by our competitors and risks associated with potential acquisitions. This list of factors is representative of the factors which could affect our forward-looking statements and is not intended as an all encompassing list of such factors. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2009. We disclaim any obligation to update these statements, whether as a result of new information, future events or otherwise. March 18, 2010 2 2010 Analyst & Investor Conference

Market Dynamics

- The way people consume media is changing, worldwide
  - Three Screens
  - TV Everywhere
- Media Consumption drives more network bandwidth and capacity
- IP transport will become the optimal network technology choice
- Transition to IP increases the ARRIS addressable market
- Additional opportunities from improved International market share
- Increased opportunities from economic recovery

March 18, 2010 Convergence Enabled. 2010 Analyst & Investor Conference 3

Transition to IP Video Has Begun - Driving Increases in IP Traffic March 18, 2010 4 2010 Analyst & Investor Conference Source: comScore Video Matrix, January 2010 (CHART) 2009 - An Inflection Year Jan. 2010: Average Hulu Viewer Watched 23.5 Videos (Comscore)

ARRIS Will Benefit from IP Video March 18, 2010 5 2010 Analyst & Investor Conference NEW GROWTH GROWTH NEW

ARRIS 24% Share of Worldwide Total Addressable Market (TAM) Total Addressable Market (TAM) Total Addressable Market (TAM) March 18, 2010 6 2009 Total Cable CAPEX $26.1 B 2009 ARRIS Share of TAM 24% 2009 ARRIS TAM $4.5 B 2010 Analyst & Investor Conference

Potential for ARRIS Total Addressable Market (TAM) to Double in Four Years Market (TAM) to Double in Four Years Market (TAM) to Double in Four Years Market (TAM) to Double in Four Years Market (TAM) to Double in Four Years March 18, 2010 7 2010 Analyst & Investor Conference 2009 Total Cable CAPEX$26.1 B 2013 Total Cable CAPEX$26.0 B 2013 ARRIS TAM$9.6 B 2009 - ARRIS Total Addressable Market ~ $4.5 B2013 - ARRIS Total Addressable Market ~ $9.6 B

Total Addressable Market (TAM) Growth Will Be Global Will Be Global Will Be Global Will Be Global Will Be Global March 18, 2010 8 2010 Analyst & Investor Conference 2009 ARRIS Share of TAM NA 30% ROW 14%

2009 Highlights Sales of $1.1B despite economic environment; robust CMTS demandAdjusted (Non-GAAP)* earnings per share up by 31% (GAAP: 168%)Adjusted (Non-GAAP)* operating income was up 39% (GAAP: 226%) $241M of cash generationGreat operating metrics... inventory turns, DSOsStrong market share positions March 18, 2010 9 2010 Analyst & Investor Conference 2009 Was Outstanding ..... As Is Our Track Record *Please see the section of this presentation entitled "Non-GAAP Financial Measures" and the corresponding table for details and reconciliations of this measure to the comparable GAAP measure

Significantly Improved Operating Leverage March 18, 2010 10 2010 Analyst & Investor Conference (CHART) 13% CAGR (CHART) (CHART) *Please see the section of this presentation entitled "Non-GAAP Financial Measures" and the corresponding table for details and reconciliations of this measure to the comparable GAAP measure 34% CAGR

Solid Cash Creation & Balance Sheet March 18, 2010 11 2010 Analyst & Investor Conference (CHART) (CHART) (CHART) *Please see the section of this presentation entitled "Non-GAAP Financial Measures" and the corresponding table for details and reconciliations of this measure to the comparable GAAP measure

Effective Expense Management March 18, 2010 12 2010 Analyst & Investor Conference Note: Last reported twelve month GAAP data for each company Operating Expenses Compare Favorably

ROA (Non-GAAP)* Compare Favorably March 18, 2010 13 2010 Analyst & Investor Conference (CHART) (CHART) Source: Company Filings and Wall Street Research; LTM metrics as of latest reported quarter; Trailing metrics as of CY2009Notes: Non GAAP numbers exclude one time charges, amortization of intangibles and stock based compensation. Return on Assets = adjusted net income / average total assets*Please see the section of this presentation entitled "Non-GAAP Financial Measures" and the corresponding table for details and reconciliations of this measure to the comparable GAAP measure

ROIC (Non-GAAP)* Compare Favorably March 18, 2010 14 2010 Analyst & Investor Conference (CHART) (CHART) Source: Company Filings and Wall Street Research; LTM metrics as of latest reported quarter; Trailing metrics as of CY2009Notes: Non GAAP numbers exclude one time charges, amortization of intangibles and stock based compensation. Return on Invested Capital = adjusted EBIT x (1-35%) / (average book value of shareholders equity + average total debt)*Please see the section of this presentation entitled "Non-GAAP Financial Measures" and the corresponding table for details and reconciliations of this measure to the comparable GAAP measure

Have Done What We Said We Would Do Said We Would Do Said We Would Do Said We Would Do Said We Would Do March 18, 2010 15 2010 Analyst & Investor Conference

We Have Executed

- Expanded sales and margins through R&D and acquisitions
- Leading market positions
- Enhanced our capabilities to exploit emerging opportunities
- Robust cash generation
- Strong balance sheet

Our Strategy Is Working and We Are Positioned for Profitable Growth

March 18, 2010 Convergence Enabled. 2010 Analyst & Investor Conference 16

Capital Structure Priorities Ensure we have sufficient liquidity Roadmap to retire 2013 convert ($261M) Sources of capital for acquisitionsTechnology "tuck-in's"Larger, accretive deals Opportunistically repurchase debt and shares March 18, 2010 17 2010 Analyst & Investor Conference Prudent Capital Structure Management

Looking Forward

ARRIS

- First quarter 2010 is on track with our previously announced guidance
- Our addressable market will expand with Video over IP
- Strong position in our traditional products
- We have a very focused approach to OPEX, should be able to leverage existing base
- Target ~20%+ Non GAAP EBITDA
- We have a strong financial position that we can leverage to grow through M&A

We Expect Profitable Growth and Have Proven We Can Execute

March 18, 2010 Convergence Enabled. 2010 Analyst & Investor Conference 18

Earnings Per Share Reconciliation

ARRIS

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME (LOSS) RECONCILIATION
(in thousands, except per share data)

	Year 2009 Unaudited		Year 2008 Unaudited	
	Amount	Per Diluted Share	Amount	Per Diluted Share [1]
Net income (loss)	$ 90,769	0.71	$ (129,639)	(1.03)
Highlighted items:				
Impacting gross margin:				
Stock compensation expense	1,446	0.01	979	0.01
Impacting operating expenses:				
Integration costs	-	-	427	0.00
Acquisition costs, restructuring and other	3,977	0.03	1,211	0.01
Amortization of intangible assets	37,361	0.29	44,195	0.35
Stock compensation expense	14,475	0.11	10,298	0.08
Goodwill Impairment	-	-	209,297	1.66
Impacting other (income) / expense:				
Non-cash interest expense	11,135	0.09	10,735	0.09
Gain on repurchase of debt	(4,152)	(0.03)	-	-
Impacting income tax expense:				
Adjustments of income tax valuation allowances and research & development credits and goodwill impairment	(3,133)	(0.02)	(26,255)	(0.21)
Tax related to highlighted items above, except for goodwill impairment	(22,305)	(0.17)	(23,991)	(0.19)
Total highlighted items	38,804	0.30	226,896	1.80
Net income excluding highlighted items	$ 129,573	$ 1.01	$ 97,257	$ 0.77
Weighted average common shares - diluted		128,085		126,277

(1) Although net income for these periods is a loss and inclusion of options would be antidilutive, weighted average diluted shares are used in this calculation as the earnings excluding highlighted items is net income.

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restri cted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortiz ed relate to our acquisitions. The acquisition costs, restructuring, and other items reflect that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS' future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt as a result of the adoption of FSP ABP 14-1 on January 1, 2009. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. During the first quarter of 2009, ARRIS repur chased a portion of their convertible debt and recognized a gain of approximately $4.2 million. In the first and third quarter of 2009, a tax expense of approximately $1.3 million was recorded for state valuation allowances, research and development tax credits and provision to return differences resulting from filing of the 2008 tax return. In the fourth quarter of 2009, a tax benefit of approximately $4.6 million was recorded for changes to foreign valuation allowances relating to historic net operating losses in the various jurisdictions. During the first quarter of 2008, ARRIS recorded incremental costs of $0.4 million as a result of the C-COR integration. In the third quarter of 2008, ARRIS recorded a net tax benefit of $1.6 million related to provision to return differences resulting from the filing of the 2007 tax return. Lastly, during the fourth quarter 2008, ARRIS recorded an impairment on goodwill of $209.3 million and the related deferred tax adjustment of $24.7 million.

In assessing operating performance and preparing budgets and forecasts, ARRIS' management considers performance after making these adjustments and believes that providing investors with the same information

March 18, 2010 Convergence Enabled. 2010 Analyst & Investor Conference 19

Operating Income & Return on Invested Capital Reconciliation

ARRIS

ARRIS GROUP, INC.
SUPPLEMENTAL OPERATING INCOME AND RETURN ON INVESTED CAPITAL RECONCILIATIONS
(Unaudited)
(in thousands)

	2004	2005	2006 [1]	2007 [1]	2008 [1]	2009
Operating Income (Loss) as reported		53,728	95,993	93,912	(118,113)	148,747
Highligted items:						
Write-off of discontinued inventory				1,046	-	-
Stock compensation expense		6,914	9,423	10,903	11,277	15,921
Gains related to previously written-off accts receivable			(1,573)	(377)	-	-
Write-off of IPR&D				6,120	-	-
Acquisition costs, restructuring, and integration costs		1,040	2,210	1,836	1,638	3,977
Amortization of intangible assets		1,212	633	2,278	44,195	37,361
Goodwill Impairment					209,297	
Impairment of long-lived assets		291	-			
Total highligted items:		9,457	10,693	21,806	266,407	57,259
Operating Income excluding highlighted items		63,185	106,686	115,718	148,294	206,006
Effective Tax Rate		35%	35%	35%	35%	35%
Operating Income as reported after tax		34,923	62,395	61,043	(76,773)	96,686
Operating Income excluding highlighted items after tax		41,070	69,346	75,217	96,391	133,904
Total Debt (long term & short term)	75,000	-	276,000	311,305	261,196	261,174
Shareholder Equity	281,301	425,717	647,072	1,071,425	873,468	991,369

	2005	2006	2007	2008	2009	5 year Trailing
Return on invested capital [2]	8.9%	9.3%	5.3%	-6.1%	8.1%	5.1%
Adjusted return on invested capital [3]	10.5%	10.3%	6.5%	7.7%	11.2%	9.2%

[1] Restated for adoption of new accounting standards related to convertible debt instruments.
[2] Defined as operating income after tax / (average total debt + average book value of shareholders equity)
[3] Defined as adjusted operating income after tax / (average total debt + average book value of shareholders equity)

March 18, 2010 Convergence Enabled. 2010 Analyst & Investor Conference 20

Return on Assets Reconciliation

ARRIS

ARRIS GROUP, INC.
SUPPLEMENTAL RETURN ON ASSETS RECONCILIATIONS
(Unaudited)
(in thousands)

	2004	2005	2006[1]	2007[1]	2008[1]	2009
Net income (loss) as reported		51,483	140,839	92,347	(129,639)	90,769
Highligted items:						
Write-off of discontinued inventory				1,046	-	-
Stock compensation expense		6,914	9,423	10,903	11,277	15,921.00
receivable			(1,573)	(707)	-	-
Write-off of IPR&D				6,120	-	-
Acquisition costs, restructuring, and integration costs		832	1,989	1,836	1,638	3,977
Amortization of intangible assets		1,212	633	2,278	44,195	37,361
Goodwill Impairment				-	209,297	-
Impairment of long-lived assets		291	-	-	-	-
Non-cash interest expense			2,362	9,925	10,735	11,136
expenses				(22,835)	-	-
Gain on investments		2,372		(4,864)	-	-
Gain on repurchase of debt / debt retirement		71		-	-	(4,152)
Tax related to items above				1,422	(24,078)	(22,305)
Adjustments of income tax valuation allowances, R&D credits, and other discrete tax items			(38,791)	(7,959)	(26,255)	(3,133)
Total highligted items:		11,692	(25,957)	(2,835)	226,809	38,805
Net income excluding highlighted items:		63,175	114,882	89,512	97,170	129,574
Total Assets	450,678	529,403	1,012,040	1,557,193	1,350,321	1,475,616

	2005	2006	2007	2008	2009	5 year Trailing
Return on assets [2]	10.5%	18.3%	7.2%	-8.9%	6.4%	6.7%
Adjusted return on assets [3]	12.9%	14.9%	7.0%	6.7%	9.2%	10.1%

[1] Restated for adoption of new accounting standards related to convertible debt instruments.
[2] Defined as net income / average total assets
[3] Defined as adjusted net income / average total assets

March 18, 2010 Convergence Enabled. 2010 Analyst & Investor Conference 21

EBITDA Reconciliation

ARRIS

ARRIS GROUP, INC.
SUPPLEMENTAL EBITDA RECONCILIATION
(Unaudited)
(in thousands, except per share data)

	2005	2006 (1)	2007 (1)	2008 (1)	2009
Net income (loss) as reported	51,483	140,839	92,347	(129,639)	90,769
Income Tax Expense	513	(35,682)	37,370	2,375	43,849
Interest Income	(3,100)	(11,174)	(24,776)	(7,224)	(1,409.00)
Interest Expense	2,101	3,294	16,188	17,123	16,942
Amort of Def Finance Fees	305	95	764	761	728
Depreciation	10,529	9,787	10,852	20,915	20,862
Amort of Intangibles	1,212	633	2,278	44,195	37,361
EBITDA	63,043	107,792	135,023	(51,494)	209,102
EBITDA per share	0.64	0.98	1.19	-0.41	1.63
Highligted items:					
Stock Comp	6,914	9,423	10,903	11,277	15,921.00
Restructuring	832	1,989	421	1,211	3,701.00
Goodwill Impairment	-	-	-	209,297	-
Gain/Loss on Debt Conversion	-	-	-	-	(4,152.00)
Gains related to previously written-off accts rec	-	(1,573)	(707)	-	-
Write-off of IPR&D	-	-	6,120	-	-
Gain related to terminated acquisition, net of expenses	-	-	(22,835)	-	-
Gain /Loss on investments	2,372	-	(4,864)	-	-
Impairment of long-lived assets	291	-	-	-	-
Gain/Loss on Debt Retirement	71	-	-	-	-
Write-off of discontinued inventory			1,046		
Total highligted items:	10,480	9,839	(9,916)	221,785	15,470
EBITDA excluding highlighted items	73,523	117,631	125,107	170,291	224,572
Adjusted EBITDA per share	0.75	1.07	1.11	1.35	1.75
Average Share Count (diluted)	98,264	109,490	113,027	126,277	128,085

(1) Restated for adoption of new accounting standards related to convertible debt instruments

March 18, 2010 Convergence Enabled. 2010 Analyst & Investor Conference 22